Exhibit 5.1
7 May 2010
Babcock & Brown Air Limited
West Pier
Dun Laoghaire
County Dublin, Ireland
Dear Sirs
Babcock & Brown Air Limited (the “Company”)
We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form F-3 on 7 May, 2010 (the “Registration Statement”) in relation to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of the Company’s common shares par value US$0.001 per share (“Common Shares”), 1,411,264 of which (the “Issued Shares”) are being offered for sale thereunder by Babcock & Brown JET-i Co., Ltd.
For the purposes of giving this opinion, we have examined an electronic copy of the original Registration Statement (excluding the Exhibits and the documents incorporated by reference therein).
We have also reviewed and have relied upon the memorandum of association and the bye-laws of the Company certified by the Secretary at the date hereof (the “Constitutional Documents”), resolutions adopted by the Company’s board of directors (referred to herein as the “Resolutions”) on 4 May, 2010 and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that the consent to the issue and free transfer of the Company’s securities given by the Bermuda Monetary Authority as of 17 August 2007 will not have been revoked or amended at the time of transfer of any of the Common Shares.
Our opinion in paragraph 2 below is based solely upon a review of the register of members of the Company dated even date herewith, shows all of the Company’s 28,268,683 issued Common Shares duly registered in the name of Bank of Ireland Nominees Limited. We assume the Issued Shares are a part of the Common Shares so registered.
We have made no investigation of and express no other opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Issued Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our Firm under the heading entitled “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully
CONYERS DILL & PEARMAN

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